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                                                                    EXHIBIT 23.2

                               McManus & Co., P.C.
                          Certified Public Accountants

                          INDEPENDENT AUDITORS' CONSENT

                            ------------------------

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 1999 Long-Term Incentive Plan and 1998 Stock Warrant Plan. We consent to the incorporation by reference therein of our report dated May 12, 1999 with respect to the consolidated financial statements of ClearWorks.net, Inc. and subsidiary for the year ended December 31, 1998 as included in its Form 10-SB2G/A-3, filed with the Securities and Exchange Commission on October 20, 1999.

Morris Plains, New Jersey
December 28, 1999


                                              /s/ Mcmanus & Co., P.C.
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                                              McManus & Co., P.C.